Exhibit 10.13

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of August 1, 2021 (the “Effective Date”), between Tamboran Resources USA, LLC (the “Company”), and Faron Thibodeaux (“Employee”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company shall employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period commencing as of the Effective Date and ending in accordance with Section 4 hereof (the “Employment Period”).

2. Position and Duties.

a. Position. During the Employment Period, Employee shall serve as the Chief Operations Officer (the “COO”) of the Company.

b. Duties. Employee shall report to the Chief Executive Officer of the Company (the “CEO”) or other designee as appointed and shall devote Employee’s full business time and attention (except for vacation periods consistent with the terms of this Agreement and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Employee shall have responsibilities and duties consistent with the position of COO as well as such additional powers, responsibilities and duties as may from time to time be reasonably prescribed by the CEO or the Board of Directors of the Company (the “Board”) including with respect to any parent entities, subsidiaries or affiliates of the Company or any other related entity designated by the Company from time to time (the “Group”). In performing Employee’s duties and exercising Employee’s authority under the Agreement, Employee shall adhere in all material respects to all Company policies as they exist from time to time and shall support and implement the business and strategic plans approved from time to time by the CEO and shall support and cooperate with efforts to expand the Company’s business and operate profitably and in conformity with the business and strategic plans approved by the CEO. So long as Employee is employed by the Company, Employee shall not, without the prior written consent of the CEO, perform other services for compensation for the benefit of any person other than the Company or the Group.

3. Compensation and Benefits.

(a) Base Salary. During the Employment Period, Employee’s base salary shall be $385,000 per annum, or such higher or lower amount as determined by the CEO in the CEO’s discretion (as adjusted from time to time, the “Base Salary”), which salary shall be payable by the Company in regular installments in accordance with the Company’s general payroll practices (in effect from time to time).

(b) Incentive Compensation. During the Employment Period, Employee may be eligible to receive short-term and long-term incentive compensation as determined by the Board from time to time in its sole discretion. Employee’s short-term target incentive compensation shall be set by the Board, together with performance metrics and shall initially be fifty percent (50%) of Employee’s Base Salary; provided, however, that such target shall not limit the discretion of the Board. Employee’s eligibility to participate in the Company’s short-term and long-term incentive programs and plans shall be subject to the terms of such programs and plans as established, amended, or terminated by the Board from time to time. The Company shall at all times retain the sole and absolute discretion to establish, amend and terminate such plans. The parties acknowledge that, as of the Effective Date, the Company is in the process of establishing a long-term incentive plan in which Employee may be eligible to participate. Any short-term, annual incentive compensation awarded under this Section 3(b) shall be payable no later than thirty (30) days following the completion of the audit for the fiscal year to which such incentive compensation pertains. Subject to the terms of the applicable plans, to earn incentive compensation, Employee must be employed by the Company on the day such incentive compensation is paid.

(c) Other Benefits. During the Employment Period, Employee shall be entitled to participate in all of the Company’s retirement (including any 401(k) plan), health and welfare, and other employee benefit programs in which management employees of the Company are generally eligible to participate (assuming Employee and/or Employee’s dependents meet the eligibility requirements of those benefit programs). Employee shall also be eligible for a personal phone/internet expense stipend of $100.00 per month payable through the payroll process.

(d) Expenses. Subject to the provisions of Section 15(c) hereof, during the Employment Period, the Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the course of performing Employee’s duties and responsibilities under this Agreement, consistent with the Company’s policies in effect from time to time with respect to expense reimbursement.

(e) Paid Leave.

(i) Vacation. During the Employment Period, Employee shall be entitled to accrue up to twenty (20) days of paid vacation per calendar year in accordance with the Company’s policies on accrual and use applicable to employees as in effect from time to time. Paid vacation days shall accrue in accordance with the Company’s policies, as amended or revised from time to time. Vacation may be taken at such times and intervals as the Employee determines, subject to the business needs of the Company as determined by the CEO. Unused, accrued vacation may not be carried over for one year to the next. Unused, accrued vacation shall be payable upon termination of employment.

(ii) Sick Leave. During the Employment Period, Employee shall be entitled to accrue up to ten (10) days of paid sick leave per calendar year in accordance with the Company’s policies on accrual and use applicable to employees as in effect from time to time. Paid sick days shall accrue in accordance with the Company’s policies, as amended or revised from time to time. Unused, accrued sick days may not be carried over for one year to the next and shall not be payable upon termination of employment.

4. Term.

(a) Termination. The Employment Period shall commence on the Effective Date and shall continue indefinitely and on an at-will basis and shall terminate without breach of this Agreement as a result of Employee’s resignation (which resignation must be accompanied by at least thirty (30) days’ prior written notice), as a result of Employee’s death, as a result of termination by the Company due to Employee’s Disability (as defined below), or as a result of termination by the Company with Cause (as defined below) or without Cause. For purposes of this Agreement, “Cause” shall mean, with respect to Employee, one or more of the following: (i) commission of, or indictment for, a felony or a crime involving moral turpitude, (ii) commission of an act or omission to act with respect to the Company Group or any of their customers or suppliers involving dishonesty, disloyalty or fraud, (iii) conduct that brings or is reasonably likely to bring the Company Group into public disgrace or disrepute, (iv) failure to perform duties as reasonably directed by the CEO, (v) any material breach or violation by Employee of any Company policies or procedures, (v) gross negligence or willful misconduct with respect to the Company, or (vi) any breach by Employee of Section 5 of this Agreement or any noncompetition, nonsolicitation or confidentiality agreement between Employee and the Company or any other material breach of this Agreement.

(b) Termination by Company Without Cause. If Employee’s employment hereunder and the Employment Period are terminated by the Company without Cause, Employee shall be entitled to (i) payment of (A) Employee’s accrued but unpaid Base Salary through the date of termination, (B) payment of any properly documented reimbursable expenses owed to Employee, (C) any amount arising from the Employee’s participation in, or benefits under any employee benefit plans, programs or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements, (clauses (A), (B) and (C) of this Section 4(b)(i), collectively, the “Accrued Obligations”) and (E) an amount equal to the amount of three months’ of the Base Salary; and (ii) the Company’s payment of the full premium costs necessary to continue Employee’s current group health insurance coverage with the Company for a period of three months following the date of the termination of Employee’s employment. The amount described in Section 4(b)(i)(E) shall become payable to Employee and the premium costs described in Section 4(b)(ii) shall be payable by the Company if and only if Employee has executed and delivered to the Company, not later than sixty (60) days following the date of termination, an irrevocable general waiver and release of claims in the form provided by the Company to Employee after Employee’s termination (the “General Release”) and only if Employee continues to comply with the provisions of Section 5 of this Agreement. The Accrued Obligations shall be paid no later than as required by law or within thirty (30) days following the date of termination, whichever is earlier. The amount payable pursuant to Section 4(b)(i)(E) shall be payable in regular installments in accordance with the Company’s general payroll practices as in effect on the date of termination, but in no event less frequently than monthly; provided, that no amounts shall be paid to Employee until the first scheduled payroll date following the date on which the General Release is no longer subject to revocation, with the first such payment being in an amount equal to the total amount to which Employee would otherwise have been entitled during the period following the date of termination through such payment date if such deferral had not been required; provided, however, that any such amounts that constitute nonqualified deferred compensation within the meaning of Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (“Code Section 409A”) shall not be paid until the 60th day following such termination to the extent necessary to avoid adverse tax consequences under Code Section 409A, and, if such payments are required to be so deferred, the first payment shall be in an amount equal to the total amount to which Employee would otherwise have been entitled during the period following the date of termination through such payment date if such deferral had not been required.

(c) Termination Due to Death, Disability, or Resignation and Termination by Company for Cause. If Employee’s employment hereunder and the Employment Period is terminated upon Employee’s death, by the Company for Cause, due to Employee’s Disability, or by Employee, then Employee shall be entitled to receive the Accrued Obligations. For purposes of this Agreement, “Disability” shall mean, as a result of Employee’s incapacity due to physical or mental illness, Employee is considered disabled under the Company’s long-term disability insurance plans or, in the event no such insurance plan is in place, a physical or mental impairment which renders Employee unable to perform the essential functions of Employee’s employment with the Company, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than 90 days in any 12-month period, unless a longer period is required by federal or state law, in which case that longer period would apply.

(d) No Additional Compensation. Except as otherwise expressly provided herein, Employee shall not be entitled to any other salary, bonuses, employee benefits or compensation from the Company after the termination of the Employment Period, and all of Employee’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination of the Employment Period (other than vested retirement benefits accrued on or prior to the termination of the Employment Period or other amounts owing hereunder as of the date of such termination that have not yet been paid) shall cease upon such termination, other than those expressly required under applicable law (including the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended).

(e) No Mitigation. Employee is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise, and the Company shall have no right of offset for any amounts received by Employee from other employment.

(f) Offset. The Company may offset any amounts Employee owes to the Company against any amounts the Company owes Employee hereunder.

5. Confidentiality, Non-Solicitation & Non-Competition.

(a) Acknowledgements. The Company expects to grow and succeed and continue to grow and succeed because of the goodwill it has and will develop with its clients and customers and because of the unique and secret information the Company’s employees have developed and will develop. In addition to receiving compensation and benefits from the Company in exchange for Employee’s personal service, during Employee’s employment by the Company, Employee will be given access to this unique, confidential, and competitively valuable information about the Company and the Group and their respective customers, and Employee will be entrusted with access to these relationships and valuable information. Employee likely will also help to generate and develop such information and relationships. Employee understands and agrees that the Company and the Group have a legitimate business interest in protecting its goodwill, client relationships, and Confidential Information (as defined below), and that this Agreement is intended to protect these valuable and legitimate business interests both during and after Employee’s employment with the Company ends.

(b) Confidentiality; Non-Disclosure.

(i) Confidentiality. “Confidential Information” means any trade secret (as defined by applicable law) and any non-trade secret information of a confidential or proprietary nature, including, but not limited to: product information; information concerning service offerings and methods of doing business; customer data; pricing formulations; non-public financial information; strategic business and development plans; project records; internal market reports; vendor and supplier lists; technical and statistical data; purchasing, accounting, marketing, merchandising, pricing, selling, and distribution plans and analytical data; and similar information related to the Company’s business operations and dealings of the Company and the Group. “Confidential Information” also includes all non-public, competitively sensitive information contained on the Company’s or the Group’s internal computer systems and software {e.g., email servers and exchanges; customer relationship management databases), and all non-public, competitively sensitive information stored on computer hardware and external storage devices (e.g., desktop computers; laptop computers; handheld devices; smartphones; tablets; thumb drives; external hard drives). “Confidential Information” additionally includes information provided or made available to Employee by third parties in Employee’s capacity as an employee, such as vendors, suppliers, and other business partners, when that information should reasonably be understood to be confidential because of legends or other markings or the circumstances of disclosure or the nature of the information itself. “Confidential Information” also includes all inventions, improvements, copyrightable works, designs and derivatives thereof relating to or resulting from Confidential Information, and therefore the right to market, use, and license Confidential Information and its derivatives is and at all times remains the exclusive property and right of the Company or the Group. “Confidential Information” does not include information that has become publicly known or made generally available to the public through no wrongful act by Employee or by anyone else who was under confidentiality obligations as to the information involved. “Confidential Information” also does not include the general knowledge, skills, experience, and abilities that Employee developed prior to or during Employee’s employment with the Company, which knowledge, skills, experience, and abilities Employee may use in subsequent employment, so long as Employee does not use or disclose Confidential Information.

(ii) Non-Disclosure. Employee recognizes and agrees that Confidential Information is competitively valuable information belonging to the Company and the Group, the unauthorized use and disclosure of which will cause irreparable damage and financial loss to the Company and the Group. Employee acknowledges and agrees that, during and after Employee’s employment with the Company, Employee will not retain, use, take with Employee, or make any copies of Confidential Information in any form, format, or manner whatsoever (including paper, digital or other storage in any form), nor will Employee disclose the same in whole or in part to any person or entity, in any manner either directly or indirectly, except solely in furtherance of Employee’s employment with the Company and as specifically authorized by the Company or the Group. Employee further acknowledges and agrees that in the performance of Employee’s duties under this Agreement, Employee shall not possess, utilize, share or disclose any proprietary, confidential or trade secret information of any prior employer.

(iii) Return of Confidential Information and Other Company Property. Upon request by the Company or upon the termination of Employee’s employment with the Company, whichever comes first, Employee will promptly return all of the Company’s tangible and intangible property of the Company, including, without limitation, all material relating in any manner to any Confidential Information. Employee will not retain (and, if necessary, will destroy) any of the property or information of Company, whether in hard copy or electronic format.

(iv) Ownership of Work Product and Other Rights. Employee acknowledges that, in connection with the performance of Employee’s duties hereunder and at the cost and expense of the Company, the Company and Employee will develop Confidential Information which shall enhance the goodwill of the Company and warrant protection. Employee agrees and acknowledges that all Confidential Information, trade secrets, copyrights, patents, trademarks, service marks, or other intellectual property or proprietary rights associated with any ideas, concepts, techniques, inventions, information, processes, or works of authorship developed or created by Employee during the course of performing work under the Agreement and any other work product conceived, created, designed, developed or contributed by Employee during the term of this Agreement that relates in any way to the Company’s business (collectively, “Work Product”) shall belong exclusively to the Company and shall, to the extent possible, be considered a work made for hire within the meaning of Title 17 of the United States Code. To the extent Work Product may not be considered a work made for hire owned exclusively by the Company, Employee hereby assigns to the Company all right, title, and interest worldwide in and to such Work Product at the time of its creation, without any requirement of further consideration. Upon request of the Company, Employee shall take such further actions and execute such further documents as the Company may deem necessary or desirable to further the purposes of this Agreement, including without limitation separate assignments of all right, title, and interest in and to all rights associated with any and all of the Work Product, the same to be held and enjoyed by the Company and its successors and assigns for its or their own use and benefit, as fully and as entirely as the same might be held by Employee had this assignment not been made.

(c) Non-Solicitation and Non-Competition.

(i) Restricted Period. For purposes of this Agreement, the “Restricted Period” shall be defined as the duration of Employee’s employment with the Company and for twelve (12) months after the termination of Employee’s employment with the Company.

(ii) Restricted Territory. For purposes of this Agreement, the “Restricted Territory” shall be defined as the Northern Territory of Australia and any other geographic region in the world in which the Company or the Group is actively engaging in business or in which the Company or the Group has any interest in a license or application for a license or agreement.

(iii) Customer. For purposes of this Agreement, “Customer” shall be defined as any person or entity with which the Company has engaged in Business and any person or entity to which the Company has actively proposed to engage in Business during Employee’s employment with the Company.

(iv) Non-Solicitation of Customers. Employee recognizes and appreciates the substantial time, money, and effort that the Company and the Group have spent and will spend in building and developing relationships with its Customers. Therefore, during the Restricted Period, Employee shall not, alone or with others, on behalf of Employee or any employer, entity or person accept business from, offer to provide services to, or disrupt or attempt to disrupt or otherwise interfere with the relationship with any Customer with whom Employee personally provided or proposed to provide service in connection with the Business within the twelve (12) months prior to the termination of Employee’s employment with the Company.

(v) Non-Solicitation of Employees. Employee recognizes and appreciates the substantial time, money, and effort the Company and the Group have spent and will spend in recruiting and training competent employees. Therefore, during the Restricted Period, Employee shall not, alone or with others, on behalf of Employee or any employer, solicit for employment, engage, hire, or employ any employee who was an employee of the Company as of Employee’s date of termination, or who becomes an employee of the Company during the Restricted Period.

(vi) Non-Competition. During the Restricted Period and within the Restricted Territory, Employee shall not engage directly or indirectly in the Business (as defined below) as a shareholder, officer, partner, member, employee, independent contractor, consultant or owner or carry on any trade or business whose name incorporates the words “Tamboran” or any deviation or extension thereof which is likely to be confused with the name of Tamboran or the Group. For purposes of this Agreement, “Business” shall mean any business which is in direct competition with the business of the Company or the Group and which is concerned with oil and gas exploration and development.

(d) Reasonableness of Covenants. Employee understands and agrees that these covenants are reasonable under the circumstances, and further agrees that if in the opinion of any court of competent jurisdiction such restraints are not reasonable in any respect, such court shall have the right, power, and authority to reform such provision or provisions of this covenant which to the court shall appear not reasonable and to enforce the covenant as so reformed. Employee acknowledges that the restrictions contained in this Section 5 are fair, reasonable, and necessary for the protection of the legitimate business interests of the Company and the Group and do not limit Employee’s ability to earn a livelihood after Employee’s employment with the Company ends.

(e) Enforcement. Due to the nature of Employee’s position with the Company, and with full realization that a violation of this Agreement will cause immediate and irreparable injury and damage that is not readily measurable, and to protect the Company’s interests, Employee understands and agrees that, in addition to instituting proceedings to recover damages resulting from a breach of this Agreement, the Company shall be entitled to obtain temporary, preliminary, and permanent injunctive relief in any state or federal court of competent jurisdiction to cease or prevent any actual or threatened violation of this Agreement by Employee without being required to post a bond or other security. Furthermore, in the event of a breach of the obligations set forth in this Section 5, the Restricted Period shall be extended by a period of time equal to that period of time beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

(f) Assignment. Nothing in this Agreement shall preclude the Company from assigning this Agreement without Employee’s consent or consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term “Company” as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect. Employee may not assign this Agreement.

6. Employee’s Representations. Employee hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (b) Employee is not a party to or bound by any employment agreement, noncompetition or confidentiality agreement with any other person or entity, (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, and (d) Employee is not subject to any pending, or, to Employee’s knowledge, any threatened lawsuit, action, investigation or proceeding involving Employee’s prior employment or consulting work or the use of any information or techniques of any former employer or contracting party,.

7. Severability; Reformation. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

9. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

10. Counterparts. This Agreement may be executed in separate counterparts (including by means of .pdf signature page), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

11. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company and their respective heirs, successors and assigns, except that Employee may not assign Employee’s rights or delegate Employee’s duties or obligations hereunder without the prior written consent of the Company.

12. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

13. Arbitration.

(a) Except as provided in the last sentence of this Section 13(a), to the fullest extent permitted by law, the Company and Employee agree to waive their rights to seek remedies in court, including any right to a jury trial. The Company and Employee agree that any dispute between or among them or their subsidiaries, affiliates or related entities arising out of, relating to or in connection with this Agreement or Employee’s employment with the Company, will be resolved in accordance with a two-step dispute resolution procedure involving: (1) Step One: non-binding mediation, and (2) Step Two: binding arbitration under the Federal Arbitration Act, 9 U.S.C. §§ 1, et. seq., or state law, whichever is applicable. Any such mediation or arbitration hereunder shall be conducted under the auspices of the JAMS (f/k/a the Judicial Arbitration and Mediation Service) (“JAMS”) pursuant to its then current JAMS Employment Arbitration Rules & Procedures (the “JAMS Rules”). Notwithstanding anything to the contrary in the JAMS Rules, the mediation process (Step One) may be ended by either party to the dispute upon notice to the other party that it desires to terminate the mediation and proceed to the Step Two arbitration; provided, however, that neither party may so terminate the mediation process prior to the occurrence of at least one (1) mediation session with the mediator. No arbitration shall be initiated or take place with respect to a given dispute if the parties have successfully achieved a mutually agreed to resolution of the dispute as a result of the Step One mediation. The mediation session(s) and, if necessary, the arbitration hearing shall be held in Houston, Texas or any other location mutually agreed to by the parties hereto. The arbitration (if the dispute is not resolved by mediation) will be conducted by a single JAMS arbitrator, mutually selected by the parties, as provided for by the JAMS Rules. If required by law, the Company will be responsible for the JAMS charges, including the costs of the mediator and arbitrator; otherwise, the parties will share such charges equally. The Company and Employee agree that the arbitrator shall apply the substantive law of the State of Texas to all state law claims and federal law to any federal law claims, that discovery shall be conducted in accordance with the JAMS Rules or as otherwise permitted by law as determined by the arbitrator. The arbitrator’s award shall consist of a written, reasoned statement as to the disposition of each claim and the relief, if any, awarded on each claim. The Company and Employee understand that the right to appeal or to seek modification of any ruling or award by the arbitrator is limited under state and federal law. Any award rendered by the arbitrator will be final and binding, and judgment may be entered on it in any court of competent jurisdiction in Houston, Texas at the time the award is rendered or as otherwise provided by law. Nothing contained herein shall restrict either party from seeking temporary injunctive relief in a court of law.

(b) To the fullest extent permitted by law, the agreement to arbitrate set forth in this Section 13 covers all grievances, disputes, claims or causes of action that otherwise could be brought in a federal, state or local court or agency under applicable federal, state, or local laws, arising out of or relating to Employee’s employment with the Company (or the separation thereof), including any claims Employee may have against the Company or against its officers, directors, supervisors, managers, employees, or agents in their capacity as such or otherwise. The claims covered by the agreement to arbitrate in this Section 13 include, without limitation, claims for breach of any contract or covenant (express or implied), tort claims, claims for wages or other compensation due, claims for wrongful termination (constructive or actual), claims for discrimination, retaliation or harassment (including, but not limited to, harassment or discrimination based on race, age, color, sex, gender, national origin, alienage or citizenship status, creed, religion, marital status, partnership status, military status, predisposing genetic characteristic, medical condition, psychological condition, mental condition, criminal accusation and conviction, disability, sexual orientation, or any other trait or characteristic protected by federal, state or local law), and claims for violation of any federal, state, local or other governmental law, statute, regulation, or ordinance.

(c) Employee and the Company expressly intend and agree that: (i) class action and representative action procedures shall not be asserted, nor Will they apply, in any arbitration pursuant to this Agreement; (ii) Employee and the Company will not assert class action or representative claims against the other in arbitration or otherwise; and (iii) Employee and the Company shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person. Further, Employee and the Company expressly intend and agree that any claims by Employee shall not be joined, consolidated, or heard together with claims of any other employee or contractor of the Company. The validity and effect of this paragraph shall be determined exclusively by a court and not by an arbitrator.

(d) By signing this Agreement, Employee expressly represents that: (i) Employee has been given the opportunity to fully review and comprehend this Agreement; (ii) Employee understands the terms of this Agreement and freely and voluntarily signs this Agreement; and (iii) Employee fully understands and agrees that Employee is giving up certain rights otherwise afforded to Employee by civil court actions, including, but not limited to, the right to a jury trial.

14. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the CEO) and Employee, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period with or without Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

15. Tax Matters; Code Section 409A.

(a) The Company and the Company Group shall be entitled to deduct or withhold from any amounts owing from the Company or any of its subsidiaries to Employee any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Employee’s compensation or other payments from the Company or any of its subsidiaries (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event the Company or any of its subsidiaries does not make such deductions or withholdings, Employee shall indemnify the Company and its subsidiaries for any amounts paid with respect to any such Taxes, together (if such failure to withhold was at the written direction of Employee) with any interest, penalties and related expenses thereto.

(b) Notwithstanding the foregoing, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if the Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Employee, and (B) the date of the Employee’s death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 15(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c) To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (i) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Employee, (ii) any right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(d) For purposes of Code Section 409A, the Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

16. Corporate Opportunity. Employee shall submit to the CEO all business, commercial and investment opportunities or offers presented to Employee, or of which Employee becomes aware, at any time during the Employment Period, which opportunities relate to the Company’s business (“Corporate Opportunities”). Unless approved by the CEO, during the Employment Period Employee shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Employee’s own behalf.

* * * * * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Employee

/s/ Faron Thibodeaux
Faron Thibodeaux

Tamboran Resources USA, LLC

By:	/s/ Eric Dyer
Name:	Eric Dyer
Its:	CFO

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